Exhibit (h)(3)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

In connection with the agreement by Franklin Templeton Fund Adviser, LLC to waive fees and/or reimburse operating expenses of the funds as presented to and described to the Board of Trustees (as summarized below), the following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

FUND EXPENSE CAP ARRANGEMENTS

RESOLVED:	With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in the such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON PARTNERS INCOME TRUST

Taxable Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date
Western Asset Ultra-Short Income Fund*	A	0.65	12/31/25
	C1	1.38	12/31/25
	C	1.63	12/31/25
	R	1.13	12/31/25
	I	0.38	12/31/25
	IS	0.35 Not to exceed I	12/31/25
Western Asset Short-Term Bond Fund*	A	0.70	12/31/25
	C1	1.05	12/31/25
	R	1.10	12/31/25
	C	1.55	12/31/25
	I	0.42	12/31/25
	IS	0.40 Not to exceed I	12/31/25
Western Asset Short Duration High Income Fund*	A	1.00	12/31/25
	C1	None	12/31/25
	C	1.75	12/31/25
	R	1.40	12/31/25
	I	0.85	12/31/25
	IS	0.70 Not to exceed I	12/31/25
Western Asset Income Fund*	A	None	12/31/25
	C1	None	12/31/25
	C	1.80	12/31/25
	R	1.30	12/31/25

	I	0.70	12/31/25
	IS	0.60 Not to exceed I	12/31/25
Western Asset Mortgage Total Return Fund*	A	None	12/31/25
	C1	1.75	12/31/25
	C	1.75	12/31/25
	1	Not to exceed A Level	12/31/25
	R	1.25	12/31/25
	I	0.70	12/31/25
	IS	0.60 Not to exceed I	12/31/25
Western Asset Corporate Bond Fund*	A	0.95	12/31/25
	C1	1.40	12/31/25
	C	1.70	12/31/25
	P	1.20	12/31/25
	R	1.25	12/31/25
	I	0.55	12/31/25
	IS	0.52 Not to exceed I	12/31/25

Municipal Funds:

Fund Name	Share Class	Cap Level	Expiration Date
Western Asset Pennsylvania Municipals Fund*	A	None	12/31/25
	C	None	12/31/25
	FI	0.85	12/31/25
	I	0.55	12/31/25
	IS	0.52 Not to exceed I	12/31/25
Western Asset Oregon Municipals Fund*	A	0.75	12/31/25
	C	1.30	12/31/25
	FI	0.85	12/31/25
	I	0.55	12/31/25
	IS	0.52 Not to exceed I	12/31/25
Western Asset Intermediate Maturity New York Municipals Fund*	A	0.75	12/31/25
	C	1.35	12/31/25
	FI	0.85	12/31/25
	I	0.50	12/31/25
	IS	0.47 Not to exceed I	12/31/25
Western Asset New York Municipals Fund*	A	None	12/31/25
	C	None	12/31/25
	FI	0.85	12/31/25
	I	0.55	12/31/25
	IS	0.52 Not to exceed I	12/31/25
Western Asset California Municipals Fund*	A	None	12/31/25
	C	None	12/31/25
	FI	0.85	12/31/25
	I	0.55	12/31/25
	IS	0.52 Not to exceed I	12/31/25

Western Asset Managed Municipals Fund*	1	Not to exceed A Level	12/31/25
	A	0.77	12/31/25
	C	1.32	12/31/25
	FI	0.80	12/31/25
	I	0.45	12/31/25
	IS	0.42 Not to exceed I	12/31/25
Western Asset Intermediate Maturity California Municipals Fund*	A	0.75	12/31/25
	C	1.35	12/31/25
	FI	0.85	12/31/25
	I	0.50	12/31/25
	IS	0.47 Not to exceed I	12/31/25
Western Asset Municipal High Income Fund*	A	None	12/31/25
	C	None	12/31/25
	FI	0.85	12/31/25
	I	0.55	12/31/25
	IS	0.52 Not to exceed I	12/31/25
Western Asset Massachusetts Municipals Fund*	A	0.75	12/31/25
	C	1.30	12/31/25
	FI	0.85	12/31/25
	I	0.55	12/31/25
	IS	0.52 Not to exceed I	12/31/25
Western Asset New Jersey Municipals Fund*	A	None	12/31/25
	C	None	12/31/25
	FI	0.85	12/31/25
	I	0.55	12/31/25
	IS	0.52 Not to exceed I	12/31/25
Western Asset Intermediate-Term Municipals Fund*	A	0.75	12/31/25
	C	1.35	12/31/25
	FI	0.80	12/31/25
	I	0.43	12/31/25
	IS	0.40 Not to exceed I	12/31/25
Western Asset Short Duration Municipal Income Fund*	A	0.55	12/31/25
	C	1.05	12/31/25
	C2 [1]	1.20	12/31/25
	FI	0.75	12/31/25
	I	0.40	12/31/25
	IS	0.35 Not to exceed I	12/31/25

*

Standard – The expense cap arrangements stated for the fund do not include the following expenses that may be incurred by the fund: interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses.

[1]	Available only to clients of Morgan Stanley Wealth Management as of September 30, 2020.

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of FTFA (fka LMPFA) and the Board, and that this arrangement may be terminated at any time after such date by FTFA. The expense cap arrangement is subject to the following: that the arrangement may be modified by FTFA to decrease total annual operating expenses of a class or Fund at any time; that FTFA is permitted to recapture amounts waived or reimbursed to the Fund within two years after the fiscal year in which FTFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and that in no case will FTFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect. In addition, for all funds, the Fund’s management fee will be waived to an extent sufficient to offset any net management fee payable in connection with an investment in an affiliated money market fund. This management fee waiver is not subject to the recapture provision.